UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 17, 2022

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On March 17, 2022, VAALCO Gabon, SA (“VAALCO Gabon”), a wholly owned subsidiary of VAALCO Energy, Inc. (the “Company”), entered into an Agreement for the Provision of Subsea Construction and Installation Services (the “Marine Construction Agreement”) with DOF Subsea Canada Corp. (“DOF Subsea”), to support the subsea reconfiguration in connection with the replacement of the existing floating, production, storage and offloading vessel with a Floating Storage and Offloading vessel (“FSO”) at the Company’s Etame Marin field offshore Gabon. Pursuant to the Marine Construction Agreement, DOF Subsea agreed to, among other things, provide all personnel, crew and equipment necessary to assist in the reconfiguration of the Etame field subsea infrastructure to accommodate all field production to the flow to the FSO, which is currently under conversion, including (i) assistance with retrieval of over 5,000 meters of new flexible pipelines from a manufacturing facility in the United Kingdom, transporting the pipelines to Gabon and installing the pipelines in the Etame field, (ii) performing the retrieval and relocation of existing in-field flowlines and umbilicals to accommodate the reconfigured field development plan and (iii) assistance in the connection of new risers to the FSO (collectively, the “Services”). Pursuant to the Marine Construction Agreement, DOF Subsea will provide an offshore construction vessel to facilitate the performance of the Services. The Marine Construction Agreement provides that the Services will commence in early July 2022 and be completed by the end of September 2022, subject to certain conditions therein. As consideration for the Services provided to the Company, the Company agreed to pay DOF Subsea certain fixed fees upon the completion of the achievement of Service-related milestones, as well as a day rate, subject to certain conditions, as set forth in the Marine Construction Agreement.

The Marine Construction Agreement may be terminated by VAALCO Gabon (i) by providing DOF Subsea with written notice, (ii) in the event DOF Subsea fails to mobilize the contracted vessel to load and commence transit of flexible pipe reels within certain specified timeframes, (iii) in the event of liquidation, dissolution or winding up of DOF Subsea or (iv) in the event of default by DOF Subsea in accordance with its terms. The Marine Construction Agreement also contains, among other things, customary provisions related to confidentiality, representations and warranties, indemnification, insurance and limitations on liability.

The foregoing description of the Marine Construction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Marine Construction Agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 7.01Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release announcing the entry into the Marine Construction Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 23, 2022, issued by VAALCO Energy, Inc. (furnished herewith pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 23, 2022
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller